Exhibit 99.1

Harbinger Group Inc. Announces Agreement with Wilton Reassurance Company to Accelerate the Closing of a Significant Coinsurance Transaction and the Termination of a Related Reserve Financing Facility by October 31, 2011

NEW YORK, September 9, 2011/PRNewswire via COMTEX/ -- Harbinger Group Inc. (“HGI”; NYSE: HRG) today announced that its subsidiary, Fidelity & Guaranty Life Insurance Company (“FGL”) and Wilton Reassurance Company (“Wilton”) have agreed to accelerate the anticipated closing date for a reinsurance transaction that would replace certain reinsurance currently provided by Raven Reinsurance Company, a wholly owned subsidiary of FGL.  Under the reinsurance agreement amendment initially entered into on May 10, 2011 (the “Raven Springing Amendment”), this reinsurance would have been replaced on or about November 30, 2012.  The amendment entered into today accelerates the closing date for such reinsurance to October 31, 2011, or such earlier date as the parties may agree.  The closing of the Raven Springing Amendment remains subject to certain closing conditions, including receipt of certain governmental approvals.

The life insurance reserves for the subject business of the Raven Springing Amendment are currently covered by a $535 million financing facility (the “Reserve Facility”).  The Reserve Facility and a surplus note with a face amount of $95 million (the “Surplus Note”) were provided by affiliates of Old Mutual plc in connection with the acquisition of FGL by HGI earlier this year.  As of the closing, the Raven Springing Amendment will replace the Reserve Facility.

HGI’s subsidiary is required to replace the Reserve Facility and purchase the Surplus Note by December 31, 2012 pursuant to the terms of the stock purchase agreement governing the acquisition of FGL.  Following the replacement of the Reserve Facility, HGI’s subsidiaries will no longer be required to pay any facility fees with respect to the Reserve Facility or to post any collateral for the benefit of Nomura Bank International plc, which has issued a letter of credit with a face amount of $535 million to support certain redundant reserves reinsured under the Reserve Facility.  Upon replacement of the Reserve Facility, the Surplus Note will no longer be required and is expected to be redeemed by Raven Reinsurance Company.

About Harbinger Group Inc.

Harbinger Group Inc. is a diversified holding company. The Company's principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, pet supplies, home and garden control products, personal care and small appliances. The Company focuses on opportunities in these sectors as well as financial products, telecommunications, agriculture, power generation and water and natural resources. The Company makes certain reports available free of charge on its website at www.harbingergroupinc.com as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the Securities and Exchange Commission.

Forward-Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release may be forward-looking statements based upon management’s current expectations that are subject to risks, and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by the Company and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the risk that the Company may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of the Company and those factors listed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2011. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

CONTACT:

APCO Worldwide
Jeff Zelkowitz, 646-218-8744
jzelkowitz@apcoworldwide.com

or

Harbinger Group Inc.
Francis T. McCarron, CFO, 212-906-8560
investorrelations@harbingergroupinc.com

SOURCE Harbinger Group Inc.